UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 21, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
Beginning on May 21, 2007, Arcadia Resources, Inc. (the “Company”) entered into Securities Purchase Agreements with an entity affiliated with CMS Companies, entities affiliated with POTOMAC Capital Management Inc., and several other investors (as set forth in the attached Schedule of Investors), for the sale and purchase of 7,636,553 shares of the Company’s common stock at $1.19 per share for an aggregate price of $9,087,500. The investors were also issued an aggregate of 1,909,138 warrants to purchase shares of common stock at a purchase price of $1.75 per share for a period of seven years. If the Company sells shares of common stock at a per share price less than $1.19, then the exercise price of the warrants will decrease to the new offering share price and the number of warrant shares held by the investors will increase such that the total aggregate exercise price remains unchanged. This warrant re-pricing provision excludes certain common stock offerings, including offerings under the Company’s equity incentive plan, previously existing shareholder rights, and stock splits. The Securities Purchase Agreements contain customary indemnification and other provisions. Under the Registration Rights Agreements, the Company agreed to file, within 60 days of closing, a registration statement to register the resale of the shares. The Company must use its best efforts to cause the registration statement to be declared effective within 120 days after the registration statement is filed and to keep the registration statement effective for the designated time period. The Company agreed to issue warrants to purchase shares of common stock equal to one percent of the aggregate number of shares purchased per month, up to ten percent of the aggregate number of shares purchased, as liquidated damages in the event of failure to comply with the effectiveness provisions. The issuance of the shares is subject to the American Stock Exchange listing approval.
On May 21, 2007 and May 24, 2007, the Company agreed to issue 59,697 shares of common stock and 188,679 shares of common stock valued at $75,218 and $235,849, respectively, to the sellers of businesses acquired by the Company, in consideration of the achievement of earn out targets. The shares are subject to registration rights.
The Company agreed to sell the securities in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transactions did not involve a public offering, the sale of the securities were made without general solicitation or advertising, and there were no underwriters. Each securities certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act of 1933.
Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Schedule of Investors.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/S/ Lynn Fetterman

Lynn Fetterman

Its:	Interim Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated: May 25, 2007